Exhibit 10.2

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (“Agreement”) made on this 8th day of April, 2008, by and among the undersigned party, who holds the Membership Interest of Hammond Associates LLC, a Limited Liability Company organized under the laws of Connecticut, (the “Contributor”), and Hammond Consultant Associates, Inc., a Delaware corporation (“Issuer”).

The following terms shall have the specified definitions, unless the context otherwise requires:

“Membership Interest” shall mean one hundred percent (100%) of the membership interest in Hammond Associates, LLC.

RECITALS

A.

The Contributor is the owner of good and marketable title to the Membership Interest, free and clear of all liens, pledges and encumbrances and Contributor wishes to contribute the Membership Interest to Issuer as of the date of this Agreement (the “Assigned Interest”) in return for 2,000,000 shares of the capital stock of the Issuer representing one hundred percent (100%).

B.

The parties hereto intend that such contribution shall be a tax-free contribution pursuant to Section 351 of the Internal Revenue Code.

NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

As of the date of this Agreement, Contributor hereby transfers and contributes the Assigned Interest to Issuer, in return for 2,000,000 shares of restricted common stock from Issuer.

2.

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR. The Contributor represents and warrants to the Issuer that:

(a) Contributor has the power and authority to enter into this Agreement, and to perform its obligations hereunder. The execution and delivery by the Contributor of this Agreement and the consummation by the Contributor of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Contributor. This Agreement has been duly executed and delivered by the Contributor and constitutes valid and binding obligation of the Contributor enforceable against it in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to the application of equitable principles in any preceding (legal or equitable).

(b) To the actual knowledge of the Contributor, the execution, delivery and performance by the Contributor of this Agreement, and the consummation of the Transaction contemplated hereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order decree or other instrument binding on the Contributor.

(c) The Contributor is the owner of good and marketable title to the Assigned Interest, free and clear of all liens, pledges and encumbrances.

3.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer hereby represents and warrants to the Contributor that:

(a) The Issuer has the corporate power and authority to enter into this Agreement. The execution and delivery by the Issuer of this Agreement, and the consummation by the Issuer of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Issuer. This Agreement has been duly executed and delivered by the Issuer and constitutes valid and binding obligations of the Issuer enforceable against it in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to the application of equitable principles in any proceeding (legal or equitable).

(b) The execution, delivery and performance by the Issuer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order decree or other instrument binding on the Contributor.

4.

GOVERNING LAW; MISCELLANEOUS

(a) Governing Law; Jurisdiction. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Connecticut state law without regarding to the conflicts of law principles thereof.

(b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Contributor nor the Issuer make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Contributor and the Issuer.

(f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier, overnight delivery service or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, overnight delivery service or confirmed telecopy, in each case addressed to a party.  The addresses for such communications shall be issued to the same address as is listed in the security purchase agreement.

Each party shall provide notice to the other parties of any change in address.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Contributor, nor the Issuer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

6. FUTHER ASSURANCES. Each party shall do and perform or cause to be done and perform, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEROF, the parties have executed this Agreement as of the date first written above.

Hammond Associates, LLC

By: /s/

Name:

Title:

Hammond Consultant Associates, Inc.

By: /s/

Name:

Title: